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EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-76915, No. 333-83581) of CIENA Corporation of our report dated November 24, 1999 appearing on page 34 of this Annual Report on Form 10-K.

PRICEWATERHOUSECOOPERS LLP //S

McLean, VA
December 9, 1999